Exhibit 24.1

WINN-DIXIE STORES INC.

Power of Attorney

Registration Statement on Form S-8

The undersigned Winn-Dixie Stores, Inc., a Florida corporation and certain of its officers and/or directors, do each hereby constitute and appoint Laurence B. Appel, Peter L. Lynch and Bennett L. Nussbaum, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a registration statement of said Winn-Dixie Stores, Inc. on Form S-8 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 21st day of December, 2006.

WINN-DIXIE STORES, INC. (Registrant)

By:	/s/ Peter L. Lynch
Name: Peter L. Lynch Title: President and Chief Executive Officer

SIGNATURE	TITLE

/s/ Peter L. Lynch Peter L. Lynch	Director and President and Chief Executive Officer (Principal Executive Officer)

/s/ Bennett L. Nussbaum Bennett L. Nussbaum	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ D. Michael Byrum D. Michael Byrum	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Evelyn V. Follit Evelyn V. Follit	Director

/s/ Jeffrey C. Girard Jeffrey C. Girard	Director

/s/ Yvonne R. Jackson Yvonne R. Jackson	Director

/s/ Gregory P. Josefowicz Gregory P. Josefowicz	Director

/s/ Terry Peets Terry Peets	Director

/s/ Richard E. Rivera Richard E. Rivera	Director